Exhibit 99.1

LENDINGTREE REPORTS THIRD QUARTER 2022 RESULTS

Continued Growth in Consumer Segment Offset by Macro Headwinds Across Home and Insurance

•	Consolidated revenue of $237.8 million

•	GAAP net loss from continuing operations of $(158.7) million or $(12.44) per diluted share, inclusive of a $139.7 million noncash loss from a full valuation allowance of deferred tax assets

•	Variable marketing margin of $74.7 million, inclusive of a $15.5 million investment in our brand campaign

•	Adjusted EBITDA of $9.8 million

•	Adjusted net loss per share of $(0.36)

CHARLOTTE, NC - November 3, 2022 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended September 30, 2022.

The company has posted a letter to shareholders on the company's website at investors.lendingtree.com.

"This quarter we re-introduced LendingTree to consumers by recommitting to our brand promise of helping them win financially. This was reflected in the updated tagline: LendingTree - You Win! We launched the updated brand positioning with new advertising creative, a redesigned home page, updated form flows, offer pages, and enhanced post-submit communications. We timed the launch to take advantage of a very efficient media expense environment to gain maximum exposure during the period." said Doug Lebda, Chairman and CEO. "Initial results have been quite positive, with aided awareness at all time highs and both positive impression and understanding of our brand gaining significantly over prior periods. Our brand is our key asset, and is central to our growth strategy. Our ability to improve the mix of organic traffic will help us remain connected with our consumers over time, driving acquisition costs lower, improve monetization and, most importantly, generate a better overall consumer experience. Given the emerging economic headwinds, successfully executing on this strategy has sharpened our focus on delivering consumers the best financial advice when and where they need it. I could not be more excited about the future of our company."

Trent Ziegler, CFO, added, "Our Consumer segment continued to grow as expected, and a record performance for our Home Equity offering within our Home segment helped to somewhat offset the headwinds our lender partners are facing in mortgage. This quarter presented many of the same challenges as recent periods, namely reduced demand for mortgage loans due to rising interest rates and a pause in customer acquisition activity for insurance carriers as they raise premium rates in response to inflationary pressures. Encouragingly, variable marketing margins across all three of our reportable segments were stable versus a year ago, highlighting the durability of our variable marketing model through all stages of the economic cycle. We maintain significant financial flexibility with $286 million of cash on the balance sheet, and we are committed to managing our business prudently through this environment. Subsequent to quarter-end we completed a fixed cost analysis that will reduce our annualized operating expenses by $25M, which is expected to be fully realized in 2023."

Third Quarter 2022 Business Highlights

•	Home segment revenue of $64.9 million decreased 42% over third quarter 2021 and produced segment profit of $24.1 million, down 42% over the same period.

◦	Within Home, mortgage products revenue of $34.5 million declined 63% over prior year, partially offset by 52% growth in home equity.

•	Consumer segment revenue of $102.7 million grew 3% over third quarter 2021.

◦	Within Consumer, personal loans revenue of $37.7 million grew 12% over prior year.

◦	Revenue from our small business offering grew 9% over prior year.

◦	Credit card revenue of $24.3 million was down 10% over prior year.

•	Insurance segment revenue of $70.2 million decreased 17% over third quarter 2021 and translated into segment profit of $22.6 million, down 15% over the same period.

•	Through September 30, 2022, 23.9 million consumers have signed up for MyLendingTree.

LendingTree Summary Financial Metrics
(In millions, except per share amounts)

	Three Months Ended September 30,		Y/Y	Three Months Ended June 30,	Q/Q
	2022	2021	% Change	2022	% Change

Total revenue	$237.8	$297.4	(20)%	$261.9	(9)%

Loss before income taxes	$(22.8)	$(4.4)	(418)%	$(10.4)	(119)%
Income tax (expense) benefit	$(135.9)	$—	—%	$2.4
Net loss from continuing operations	$(158.7)	$(4.4)		$(8.0)
Net loss from continuing operations % of revenue	(67)%	(1)%		(3)%

Loss per share from continuing operations
Basic	$(12.44)	$(0.33)		$(0.63)
Diluted	$(12.44)	$(0.33)		$(0.63)

Variable marketing margin
Total revenue	$237.8	$297.4	(20)%	$261.9	(9)%
Variable marketing expense (1) (2)	$(163.1)	$(191.5)	(15)%	$(171.1)	(5)%
Variable marketing margin (2)	$74.7	$105.9	(29)%	$90.8	(18)%
Variable marketing margin % of revenue (2)	31%	36%		35%

Adjusted EBITDA (2)	$9.8	$41.0	(76)%	$28.6	(66)%
Adjusted EBITDA % of revenue (2)	4%	14%		11%

Adjusted net (loss) income (2)	$(4.6)	$10.3	(145)%	$7.6	(161)%

Adjusted net (loss) income per share (2)	$(0.36)	$0.75	(148)%	$0.58	(162)%

(1)	Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Excludes overhead, fixed costs and personnel-related expenses.
(2)	Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

LendingTree Segment Results
(In millions)

	Three Months Ended September 30,		Y/Y	Three Months Ended June 30,	Q/Q
	2022	2021	% Change	2022	% Change
Home (1)
Revenue	$64.9	$112.4	(42)%	$73.9	(12)%
Segment profit	$24.1	$41.5	(42)%	$26.7	(10)%
Segment profit % of revenue	37%	37%		36%

Consumer (2)
Revenue	$102.7	$100.0	3%	$106.1	(3)%
Segment profit	$45.8	$44.7	2%	$44.6	3%
Segment profit % of revenue	45%	45%		42%

Insurance (3)
Revenue	$70.2	$84.8	(17)%	$81.8	(14)%
Segment profit	$22.6	$26.6	(15)%	$22.6	—%
Segment profit % of revenue	32%	31%		28%

Other (4)
Revenue	$—	$0.2	(100)%	$0.1	(100)%
(Loss) profit	$(0.2)	$0.1	(300)%	$(0.1)	(100)%

Total revenue	$237.8	$297.4	(20)%	$261.9	(9)%

Total segment profit	$92.3	$112.9	(18)%	$93.8	(2)%
Brand marketing expense (5)	$(17.6)	$(7.0)	151%	$(3.0)	487%
Variable marketing margin	$74.7	$105.9	(29)%	$90.8	(18)%
Variable marketing margin % of revenue	31%	36%		35%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, home equity loans, and reverse mortgage loans.
(2)	The Consumer segment includes the following products: credit cards, personal loans, small business loans, student loans, auto loans, deposit accounts, and other credit products such as credit repair and debt settlement.
(3)	The Insurance segment consists of insurance quote products and sales of insurance policies.
(4)	The Other category primarily includes marketing revenue and related expenses not allocated to a specific segment.
(5)	Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Financial Outlook*

Today we are updating our full-year 2022 outlook which implies the following ranges for the fourth-quarter. Our forecast assumes a partial benefit from recently completed expense reductions offset by continued headwinds in the Home segment, as well as seasonal patterns that have historically weighed on our 4Q results.

Full-year 2022:

▪	Revenue: $985 - $1,000 million compared to the prior range of $985 - $1,015 million

▪	Variable Marketing Margin: $330 - $340 million versus $325 - $345 million prior

▪	Adjusted EBITDA: $77 - $82 million versus prior range of $75 - $85 million

Fourth-quarter 2022:

▪	Revenue: $202 - $217 million

▪	Variable Marketing Margin: $70 - $80 million

▪	Adjusted EBITDA: $9 - $14 million

*LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters and tax considerations. Expenses associated with legal matters and tax considerations have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call

A conference call to discuss LendingTree's third quarter 2022 financial results will be webcast live today, November 3, 2022 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at investors.lendingtree.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense to variable marketing expense. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
	(in thousands)
Selling and marketing expense	$176,875	$184,537	$206,475
Non-variable selling and marketing expense (1)	(13,731)	(13,385)	(14,928)
Variable marketing expense	$163,144	$171,152	$191,547

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net loss from continuing operations to variable marketing margin and net loss from continuing operations % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
	(in thousands, except percentages)
Net loss from continuing operations	$(158,683)	$(8,038)	$(4,406)
Net loss from continuing operations % of revenue	(67)%	(3)%	(1)%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	14,105	14,574	15,020
Non-variable selling and marketing expense (1)	13,731	13,385	14,928
General and administrative expense	39,540	40,289	40,126
Product development	14,043	14,318	13,384
Depreciation	5,274	4,896	4,808
Amortization of intangibles	6,582	7,075	10,345
Change in fair value of contingent consideration	—	—	(196)
Restructuring and severance	—	135	47
Litigation settlements and contingencies	(7)	(7)	22
Interest expense, net	5,720	6,765	11,826
Other (income) expense	(1,523)	(284)	—
Income tax expense (benefit)	135,910	(2,337)	(1)
Variable marketing margin	$74,692	$90,771	$105,903
Variable marketing margin % of revenue	31%	35%	36%

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net loss from continuing operations to adjusted EBITDA and net loss from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
	(in thousands, except percentages)
Net loss from continuing operations	$(158,683)	$(8,038)	$(4,406)
Net loss from continuing operations % of revenue	(67)%	(3)%	(1)%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	6,582	7,075	10,345
Depreciation	5,274	4,896	4,808
Restructuring and severance	—	135	47
Loss on impairments and disposal of assets	834	2,996	1,251
Non-cash compensation	15,575	17,335	17,074
Change in fair value of contingent consideration	—	—	(196)
Acquisition expense	104	58	227
Litigation settlements and contingencies	(7)	(7)	22
Interest expense, net	5,720	6,765	11,826
Dividend income	(1,523)	(282)	—
Income tax expense (benefit)	135,910	(2,337)	(1)
Adjusted EBITDA	$9,786	$28,596	$40,997
Adjusted EBITDA % of revenue	4%	11%	14%

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net loss from continuing operations to adjusted net (loss) income and net loss per diluted share from continuing operations to adjusted net (loss) income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
	(in thousands, except per share amounts)
Net loss from continuing operations	$(158,683)	$(8,038)	$(4,406)
Adjustments to reconcile to adjusted net income:
Restructuring and severance	—	135	47
Loss on impairments and disposal of assets	834	2,996	1,251
Non-cash compensation	15,575	17,335	17,074
Change in fair value of contingent consideration	—	—	(196)
Acquisition expense	104	58	227
Litigation settlements and contingencies	(7)	(7)	22
Income tax benefit from adjusted items	(3,842)	(5,364)	(4,687)
Excess tax expense from stock-based compensation	1,752	438	938
Income tax (benefit) expense from valuation allowance	139,670	—	—
Adjusted net (loss) income	$(4,597)	$7,553	$10,270

Net loss per diluted share from continuing operations	$(12.44)	$(0.63)	$(0.33)
Adjustments to reconcile net loss from continuing operations to adjusted net (loss) income	12.08	1.22	1.10
Adjustments to reconcile effect of dilutive securities	—	(0.01)	(0.02)
Adjusted net (loss) income per share	$(0.36)	$0.58	$0.75

Adjusted weighted average diluted shares outstanding	12,758	12,936	13,707
Effect of dilutive securities	—	213	439
Weighted average diluted shares outstanding	12,758	12,723	13,268
Effect of dilutive securities	—	—	—
Weighted average basic shares outstanding	12,758	12,723	13,268

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable marketing margin, including variable marketing expense

•	Variable marketing margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted net income

•	Adjusted net income per share

Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing and advertising costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable marketing margin and variable marketing margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated in most years.

Adjusted net income and adjusted net income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, gain/loss on investments, restructuring and severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, gain/loss on extinguishment of debt, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments, any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09, and income tax (benefit) expense from a valuation allowance. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the Company's consolidated statements of operations and consolidated income.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) dividend income, and (9) one-time items.

Adjusted net income is defined as net (loss) income from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) gain/loss on extinguishment of debt, (9) one-time items, (10) the effects to income taxes of the aforementioned adjustments, (11) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09, and (12) income tax (benefit) expense from a valuation allowance.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share if their inclusion would be dilutive.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on national and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2021, in our Quarterly Report on Form 10-Q for the period ended June 30, 2022, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree (NASDAQ: TREE) is one of the nation's largest, most experienced online marketplaces, created to give power to consumers so more people can win financially. LendingTree strives to provide consumers with easy access to the best offers on home loans, personal loans, insurance, credit cards, student loans, business loans, home equity loans/lines of credit, auto loans and more, through its network of over 500 partners. Founded in 1996 and launched nationally in 1998, LendingTree has helped over 111 million consumers obtain financing, save money, and improve their financial and credit health with transparency, education, and support throughout their financial journey.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com..

Investor Relations Contact:

investors@lendingtree.com

Media Contact:

press@lendingtree.com